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                                                                    EXHIBIT 23.1


                     CABLE DESIGN TECHNOLOGIES CORPORATION



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our reports dated September 9, 1997, included in Cable Design Technologies Corporation and Subsidiaries' annual report for the year ended July 31, 1997, and of our reports, included or incorporated by reference in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File No. 33-78418, File No. 33-73272, File No. 333-2450, File No. 333-06743, and File No. 333-17443 and Form S-3 Registration Statement File No. 333-00554.



                              ARTHUR ANDERSEN LLP



Pittsburgh, Pennsylvania
  October 28, 1997